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                                                                     EXHIBIT 5.1


                [Letterhead of Brenner, Saltzman & Wallman, LLP]



                                  May 25, 1999


ZipLink, Inc.
900 Chelmsford Street
Tower One, Fifth Floor
Lowell, Massachusetts 01851

         Re:   ZipLink, Inc.

Gentlemen and Ladies:

    We have acted as special counsel to ZipLink, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 4,025,000 shares (including 525,000 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

    This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

    In connection with this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the following documents:

         (i) the Registration Statement on Form S-1 (File No. 333-74273) as filed with the Securities and Exchange Commission (the "Commission") on March 11, 1999 under the Act; (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement");

         (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on April 16, 1999 under the Act;

         (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on May 7, 1999 under the Act;

         (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on May 19, 1999 under the Act;

         (v) Amendment No. 4 to the Registration Statement as filed with the Commission on May 25, 1999 under the Act;

         (vi) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and Jefferies &


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ZipLink, Inc.
May 25, 1999
Page 2


         Company, Inc. and First Albany Corporation, as representatives of the underwriters named therein (the "Underwriters"), a form of which has been filed as an exhibit to the Registration Statement;

         (vii)    a specimen certificate representing the Common Stock;

         (viii) the Certificate of Incorporation of the Company, as currently in effect;

         (ix)     the By-Laws of the Company, as currently in effect; and

         (x) certain resolutions of the Board of Directors and the sole stockholder of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, records and questions of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In examining such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof on such parties (other than the Company). As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained therefrom. We have made no independent investigation or attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

    Members of our firm are admitted to the bar in the State of Connecticut and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including all applicable rules and regulations promulgated with respect thereto and judicial and regulatory interpretations thereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

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ZipLink, Inc.
May 25, 1999
Page 3


    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when (i) the Underwriting Agreement has been duly executed and delivered; (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) the Shares are issued and sold in the manner contemplated by the Underwriting Agreement, and the Company has received payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

    This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

    This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor otherwise filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the prospectus contained in Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        /s/ Brenner, Saltzman & Wallman, LLP